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                      COMSTOCK PARTNERS STRATEGY FUND, INC.

                      ARTICLES OF AMENDMENT AND RESTATEMENT


               Comstock Partners Strategy Fund, Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (herein called the "Corporation"), certifies that:

          FIRST:    The Charter of the Corporation is hereby amended by striking out Articles I through X and inserting in lieu thereof new Articles I through VIII, and as so amended is restated in its entirety as follows:

                                    ARTICLE I

          THE UNDERSIGNED, John W. Scheflen, whose post office address is c/o Venable, Baetjer and Howard, 1800 Mercantile Bank & Trust Building, 2 Hopkins Plaza, Baltimore, Maryland 21201, being at least eighteen years of age, does hereby act as an incorporator and form a corporation under and by virtue of the Maryland General Corporation Law.

                                   ARTICLE II

                                      NAME

          The name of the Corporation is Comstock Partners Strategy Fund, Inc.


                                   ARTICLE III

                                PURPOSE AND POWER

          The Corporation is formed for the following purposes:

          (1)  To conduct and carry on the business of an investment company.

          (2) To hold, invest and reinvest its assets in securities, commodities and other investments or to hold part or all of its assets in cash.

          (3) To issue and sell shares of its capital stock in such amounts and on such terms and conditions and for such purposes and for such amount or kind of consideration as may now or hereafter be permitted by law.

          (4) To do any and all additional acts and to exercise any and all additional powers or rights as may be necessary,
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incidental, appropriate or desirable for the accomplishment of all or any of the foregoing purposes.

          The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the Maryland General Corporation Law now or hereafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

                                   ARTICLE IV

                       PRINCIPAL OFFICE AND RESIDENT AGENT

          The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, a Maryland Corporation. The post office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.

                                    ARTICLE V

                                  CAPITAL STOCK

          (1) The total number of shares of capital stock that the Corporation shall have authority to issue is five hundred million (500,000,000) shares, of the par value of one mil ($.001) per share and of the aggregate par value of five hundred thousand dollars ($500,000), all of which five hundred million (500,000,000) shares are designated Common Stock.

          (2) The Corporation may issue fractional shares. Any fractional share shall carry proportionately the rights of a whole share including, without limitation, the right to vote and the right to receive dividends. The holder of a fractional share shall not, however, have the right to receive a certificate evidencing it.

          (3) All persons who shall acquire shares of capital stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation and the By-Laws of the Corporation.

          (4) No holder of shares of capital stock of the Corporation by virtue of being such a holder shall have any right to purchase or subscribe for any shares of the Corporation's capital stock or any other security that the Corporation may issue or sell (whether out of the number of shares of capital stock authorized by these Articles of Incorporation or out of any shares of the Corporation's capital stock that the Corporation
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may acquire) other than a right that the Board of Directors in its discretion may determine to grant.

          (5) The Board of Directors shall have authority by resolution to classify and reclassify any authorized but unissued shares of capital stock from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the capital stock.

          (6) The presence in person or by proxy of the holders of one-third of the shares of stock of the Corporation entitled to vote (without regard to class) shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which by law requires the approval of one or more classes of stock, in which case the presence in person or by proxy of the holders of one-third of the shares of stock of all classes entitled to vote on the matter shall constitute a quorum. Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a greater proportion of the votes of all classes or of any class of stock of the Corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of a majority of the total number of votes entitled to be cast thereon, except as otherwise provided in these Articles of Incorporation.

          (7) (a) The Corporation shall under some circumstances redeem, and may under other circumstances repurchase or redeem, shares of its capital stock as follows:

          (i) Each holder of shares of its capital stock shall be entitled at the holder's option to require the Corporation to redeem all or any part of the shares of its capital stock owned by that holder, upon request to the Corporation or its designated agent in a form approved by the Corporation, accompanied by surrender of the certificate or certificates for those shares, if any, or any other evidence of ownership specified by the Corporation, at the net asset value of those shares, subject to and in accordance with the provisions of paragraph (b) of this Section 7. Notwithstanding the foregoing, the Corporation may suspend the right of the holders of the capital stock of the Corporation to require the Corporation to redeem such capital stock when permitted or required to do so by applicable law.

         (ii) The Board of Directors of the Corporation may also, from time to time in its discretion, authorize the Corporation to require the redemption of all or any part of the outstanding shares of its capital stock at the net asset value of those shares, subject to and in accordance with the provisions of paragraph (b) of this Section 7, upon the
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     sending of written or telegraphic notice of redemption to each holder whose shares are so redeemed and upon such terms and conditions as the Board of Directors of the Corporation shall deem advisable.

               (b) With respect to redemptions and repurchases of shares of capital stock of the Corporation pursuant to paragraph (a) of this
     Section 7:

          (i) The net asset value applicable to a redemption or repurchase pursuant to paragraphs (a)(i) and (a)(ii) of this Section 7 shall be computed as of the specific time or times during the day determined by the Board of Directors of the Corporation.

         (ii) Any certificates for shares of capital stock of this Corporation to be redeemed or repurchased shall be surrendered in proper form for transfer, together with any proof of the authenticity of signatures required by the Corporation or transfer agent of the Corporation.

        (iii) Payment of the redemption or repurchase price by the Corporation or its designated agent shall be made within seven days after the time for the determination of the redemption or repurchase price, but in no event prior to delivery to the Corporation or its designated agent of the certificate or certificates, if any, for the shares of capital stock redeemed or repurchased or any other evidence of ownership specified by the Corporation's Board of Directors. Payment of the redemption or repurchase price may be postponed when permitted or required by applicable law. Payment of the redemption or repurchase price may be paid by delivery of portfolio securities.

         (iv) The right of a holder of shares of capital stock redeemed or repurchased by the Corporation as provided in this Article V to receive dividends thereon and all other rights of that holder with respect to those shares shall forthwith cease and terminate at the time as of which the redemption or repurchase price of those shares has been determined, except the rights of that holder to receive (A) the redemption or repurchase price of those shares from the Corporation or its designated agent and (B) any dividend or distribution to which that holder had become entitled as the record holder of those shares on the record date for that dividend.

                                   ARTICLE VI

                               BOARD OF DIRECTORS

          (1) The number of directors constituting the Board of Directors shall be eight (8). This number may be changed
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pursuant to the By-Laws of the Corporation.

          (2) In furtherance, and not in limitation, of the powers conferred by the laws of the State of Maryland, the Board of Directors is expressly authorized:

               (i) To make, alter or repeal the By-Laws of the Corporation, except where such power is reserved by the By-Laws to the stockholders, and except as otherwise required by the Investment Company Act of 1940, as amended.

              (ii) From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of the Corporation, or any of them other than the stock ledger, shall be open to the inspection of the stockholders. No stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by law or authorized by resolution of the Board of Directors or of the stockholders.

             (iii) Without the assent or vote of the stockholders, to authorize the issuance from time to time of shares of the capital stock of any class of the Corporation, whether now or hereafter authorized, and securities convertible into shares of capital stock of the Corporation of any class or classes, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable.

              (iv) Without the assent or vote of the stockholders, to authorize and issue obligations of the Corporation, secured and unsecured, as the Board of Directors may determine, and to authorize and cause to be executed mortgages and liens upon the real or personal property of the Corporation.

               (v) To establish the basis or method for determining the value of the assets and the amount of the liabilities of the Corporation and the net asset value of each share of the Corporation's capital stock.

              (vi) To determine what constitutes net profits, earnings, surplus or net assets in excess of capital, and to determine what accounting periods shall be used by the Corporation for any purpose; to set apart out of any funds of the Corporation reserves for such purposes as it shall determine and to abolish the same; to declare and pay any dividends and distributions in cash, securities or other property from surplus or any funds legally available therefor, at such intervals as it shall determine; to declare dividends or
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          distributions by means of a formula or other method of determination, at meetings held less frequently than the frequency of the effectiveness of such declarations; and to establish payment dates for dividends or any other distributions on any basis, including dates occurring less frequently than the effectiveness of declarations thereof.

             (vii) In addition to the powers and authorities granted in these Articles of Incorporation and by statute expressly conferred upon it, the Board of Directors is authorized to exercise all powers and do all acts that may be exercised or done by the Corporation pursuant to the provisions of the laws of the State of Maryland, these Articles of Incorporation and the By-Laws of the Corporation.

          (3) Any determination made in good faith, and in accordance with these Articles of Incorporation, if applicable, by or pursuant to the direction of the Board of Directors, with respect to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which the reserves or charged have been created has been paid or discharged or is then or thereafter required to be paid or discharged), as to the value of any security owned by the Corporation, as to the determination of the net asset value of shares of any class of the Corporation's capital stock, or as to any other matters relating to the issuance, sale or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short," or an underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of shares of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding evidenced by the purchase of shares of capital stock or accordance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of these Articles of Incorporation shall be effective to require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or of any valid rule, regulation or order of the Securities and Exchange Commission under those Acts.
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                                   ARTICLE VII

                          LIABILITY AND INDEMNIFICATION

          (1) To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation law, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders are damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

          (2) The Corporation shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors and may do so to such further extent as is consistent with law. The Board of Directors may by-law, resolution or agreement make further provision for indemnification of directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law.

          (3) No provision of these Articles of Incorporation shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

          (4)  References to the Maryland General Corporation Law in this
Article VII are to that law as from time to time amended. No amendment to the Corporation's Articles of Incorporation shall affect any right of any person under this Article VII based on any event, omission or proceeding prior to the amendment.

                                  ARTICLE VIII

                                   AMENDMENTS

          The Corporation exercises the right from time to time to make any amendment to its Articles of Incorporation, now or hereafter authorized by law, including any amendment that alters the contract rights, as expressly set forth in these Articles of Incorporation, of any outstanding capital stock of the Corporation.
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          SECOND:   There has been no change in the total number of shares of
capital stock which the Corporation has authority to issue or in the classification of those shares of stock.

          THIRD:    The current address of the principal office of the
Corporation and the name and address of the resident agent of the Corporation are set forth in the Charter as amended and restated.

          FOURTH:   The Corporation currently has eight directors.  The names of the directors currently in office are: Michael C. Aronstein, Stanley D. Salvigsen, Charles L. Minter, Howard Stein, Robert M. Smith, Robert M. Goodyear, Jr., E.W. Kelley, and Bruce C. Lueck.

          FIFTH:    The provisions set forth in these Articles of Amendment and
Restatement constitute all of the provisions of the Charter currently in effect.

          SIXTH:    The amendment and restatement of the charter of the
Corporation as hereinabove set forth has been duly advised by the board of directors and approved by the stockholders of the Corporation.

          The undersigned President who executed these Articles of Amendment and Restatement on behalf of the Corporation acknowledges them to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief the matter and facts set forth herein are true in all material respects and that this statement is made under the penalties of perjury.

          IN WITNESS WHEREOF, Comstock Partners Strategy Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on March 4, 1992.

                                   COMSTOCK PARTNERS STRATEGY FUND, INC.

                                   /s/ Michael C. Aronstein
                                   -------------------------------------
                                   Michael C. Aronstein
                                   President


ATTEST:


/s/ Charles L. Minter
---------------------------------
Charles L. Minter
Secretary